Exhibit 10.66

MORTGAGE SERVICING PURCHASE AND SALE AGREEMENT

HIBERNIA NATIONAL BANK
(Seller)

CITIMORTGAGE, INC.
(Purchaser)

Dated and effective as of September 30, 2004

MORTGAGE SERVICING PURCHASE AND SALE AGREEMENT

        This Mortgage Servicing Purchase and Sale Agreement (the “Agreement”), dated as of September 30, 2004, is by and between HIBERNIA NATIONAL BANK, a national banking association, with its principal office located in New Orleans, Louisiana (the “Seller”), and CITIMORTGAGE, INC., a Delaware corporation, with offices located in St. Louis, Missouri (the “Purchaser”).

W I T N E S S E T H:

        WHEREAS, Seller owns the servicing rights relating to the Mortgage Loans listed in Exhibit A attached hereto;

        WHEREAS, it is contemplated that the Investors will consent to the assumption of the Servicing by Purchaser and to Seller’s transfer and assignment of the Servicing to Purchaser as provided herein; and

        WHEREAS, Purchaser desires to purchase and Seller desires to sell all Seller’s right, title and interest in and to the Servicing in accordance with the terms and conditions of this Agreement;

        NOW, THEREFORE, in consideration of the mutual covenants made herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES

         Section 1.01 Definitions.

        Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

        Agency or Agencies: Fannie Mae, Freddie Mac and GNMA, collectively referred to as the “Agencies” and individually the “Agency”.

        Agency Loans: Any Mortgage Loans as to which an Agency is the Investor.

        Agency Servicing: The rights and responsibilities of Seller with respect to servicing the Agency Loans under the Agency Servicing Agreement and the maintenance and servicing of the Related Escrow Accounts.

        Agency Servicing Agreement: The Agency servicing requirements pursuant to which Seller is currently servicing the Agency Loans.

        Agreement: As defined in the first paragraph hereof.

        Assignment Holdback: A portion of the Purchase Price retained by Purchaser pursuant to Section 3.02(d) hereof equal to twenty-five dollars ($25.00) times the number of Mortgage Loans not registered on the MERS system transferred to Purchaser on the Transfer Date.

        Business Day: Any day other than (a) a Saturday or Sunday, or (b) a day on which banking institutions in the States of California, Missouri or Louisiana are authorized or obligated by law or by executive order to be closed.

        Buyout Price: As defined in Section 10.03 hereof.

        Complete Mortgage Loan File: The file or files for each Mortgage Loan that contains without defect all of the Mortgage Loan documents pertaining to such Mortgage Loan which are specified as the Collateral File and Servicing File Contents in Exhibit D hereto.

        Delinquent Mortgages: Any Mortgage Loan that, as of the Sale Date, is either sixty (60) days or more past due or in bankruptcy, foreclosure or litigation. A Mortgage Loan will be considered sixty (60) days past due when, for example, the payment due on October 1, 2004 remains unpaid at the close of business on November 30, 2004.

        Document Holdback: The remainder of the Purchase Price described in Section 3.02(c) hereof less the Assignment Holdback.

        Fannie Mae: The entity formerly known as the Federal National Mortgage Association.

        FARETS: First American Real Estate Tax Service, Inc.

         FHA: The Federal Housing Administration.

        First American: First American Flood Data Services, Inc.

        Freddie Mac: The entity formerly known as the Federal Home Loan Mortgage Corporation.

         GNMA: The Government National Mortgage Association.

         HUD: Department of Housing and Urban Development.

        Interim Servicing Agreement: The Interim Servicing Agreement in the form of Exhibit I between Purchaser and Seller which provides for servicing of the Mortgage Loans by Seller between the Sale Date and the Transfer Date.

        Interim Period: The period from the Sale Date to the Transfer Date.

        Investors: Means the owners of the Mortgage Loans, including the Agencies and the Private Investors.

        Letter of Intent: That certain letter agreement, dated August 18, 2004, by and between Purchaser and Seller.

        LGC or MIC: The default insurance provided by the VA or FHA.

        LPMI: Lender paid mortgage insurance.

         MERS: Mortgage Electronic Registration Systems, Inc.

        MI: The default insurance provided by private mortgage insurance companies on certain Mortgage Loans.

        Mortgage Loans: Each of those mortgage loans described in Exhibit A hereto.

        Mortgages: Each of those mortgages, deeds of trust, security deeds or deeds to secure debt creating a lien on or an interest in real property securing a Mortgage note and related to a Mortgage Loan.

         Mortgagor: An obligor under a Mortgage Loan.

        Optional Insurance: Any life, accidental death or accident and health (disability) insurance purchased by Mortgagor in connection with a Mortgage Loan.

        Prior Servicers: Each originator, owner or servicer of any of the Mortgage Loans other than, and prior to, Seller or the Agencies or Private Investors.

        Private Investors: Means each owner of the Mortgage Loans other than the Agencies.

        Private Investor Loans: Any Mortgage Loans as to which a Private Investor is the owner.

        Private Investor Servicing: The rights and responsibilities of Seller with respect to servicing the Private Investor Loans under the Private Investor Servicing Agreements and the maintenance and servicing of the Related Escrow Accounts.

        Private Investor Servicing Agreements: The servicing agreement, subservicing agreement or warranties and servicing agreement pursuant to which each of the Mortgage Loans is currently being serviced by Seller for the applicable Private Investor.

         Purchase Price: As defined in Section 3.01(a).

        Purchase Price Percentage: The product of 4.89 and the Weighted Average Service Fee as of the Sale Date.

        Purchaser: CitiMortgage, Inc., its successors and assigns.

        Related Escrow Accounts: Mortgage Loan escrow/impound accounts maintained by Seller relating to the Servicing, including, but not limited to, accounts for buydown funds, real estate taxes and MI, flood and hazard insurance premiums.

        Sale Date: Close of business on September 30, 2004, or such other date as may be mutually agreed to in writing by Seller and Purchaser.

        Seller: Hibernia National Bank, its successors and assigns.

        Servicer Prepayment Penalties: As defined in Section 2.01.

        Servicing: The collective reference to the Agency Servicing and the Private Investor Servicing.

        Servicing Agreements: The collective reference to the Agency Servicing Agreements and the Private Investor Servicing Agreements.

        Transfer Date: Open of business on February 15, 2005 for the Freddie Mac Servicing, February 28, 2005 for the Fannie Mae and Private Investor Servicing and March 1, 2005 for the GNMA Servicing, or such other date(s) as may be mutually agreed to in writing by Seller and Purchaser.

         VA: The Veterans Administration.

        Weighted Average Service Fee: The sum of the product of the actual outstanding principal balance of each Mortgage Loan as of the Sale Date and such Mortgage Loan’s corresponding net service fee (net of Agency guaranty fees and LPMI or similar third party fees that are paid out of the gross servicing fee) divided by the sum of the actual outstanding principal balance of all of the Mortgage Loans as of the Sale Date.

         Section 1.02 General Interpretive Principles.

        For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)

the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)	accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c)

references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d)

a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)	the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f)	the term “include” or “including” shall mean without limitation by reason of enumeration.

ARTICLE II

SALE AND TRANSFER OF SERVICING

         Section 2.01 Items to be Sold.

        Subject to, and upon the terms and conditions of this Agreement, Seller shall, as hereinafter provided, sell, transfer, assign and deliver to Purchaser all right, title and interest in and to the Servicing including the Related Escrow Accounts.

        The Servicing conveyed to Purchaser hereunder shall include the rights to retain prepayment penalties after the Transfer Date to the extent that Seller has the rights to retain prepayment penalties as of the Sale Date (the “Servicer Prepayment Penalties”).

         Section 2.02 Sale Date.

         On the Sale Date:

(a)	All indicia of legal ownership to the Servicing, including all legal rights, obligations and duties with respect to the Servicing, shall be transferred to Purchaser as provided herein;

(b)	The following documents shall be exchanged between the parties:

(i)	this Agreement, duly executed by each of the parties hereto;

(ii)	the Interim Servicing Agreement, duly executed by each of the parties hereto;

(iii)	Seller shall have provided to Purchaser the duly executed corporate certificate required by Section 8.03; and

(iv)	Purchaser shall have provided to Seller the duly executed corporate certificate required by Section 9.03;

(c)	Seller shall assign to Purchaser its rights to receive the servicing fees and all incidental fees on the Mortgage Loans subject to the Interim Servicing Agreement; and

(d)	Purchaser shall pay to Seller the portion of the Purchase Price due on the Sale Date.

         Section 2.03 Transfer Date.

         On the Transfer Date:

(a)	Purchaser shall assume all Servicing responsibilities, and Seller shall cease all Servicing responsibilities, related to the Mortgage Loans;

(b)	Seller shall assign to Purchaser all of Seller’s right, title and interest in and to the Servicing Agreements and Mortgage Loans with respect to the Servicing transferred;

(c)	The following documents shall be exchanged between the parties:

(i)	an assignment and assumption agreement, in form and substance mutually satisfactory to the parties hereto and duly executed by each of the parties hereto with respect to each Private Investor Servicing Agreement, and acknowledged or consented to by each third party whose consent is required thereto;

(ii)	Seller shall have provided to Purchaser the duly executed corporate certificate required by Section 8.04; and

(iii)	Purchaser shall have provided to Seller the duly executed corporate certificate required by Section 9.04.

ARTICLE III

CONSIDERATION

         Section 3.01 Purchase Price.

(a)

In full consideration for the sale of the Servicing, and upon the terms and conditions of this Agreement, Purchaser shall pay to Seller a Purchase Price (the “Purchase Price”) equal to the product of (x) the actual outstanding principal balance of the Mortgage Loans as of the Sale Date, less (i) the actual outstanding principal balance, as of the Sale Date, of any loan that is a Delinquent Mortgage (except that for purposes of determining the estimated purchase price as of the Sale Date, the parties shall utilize the actual outstanding principal balance of the Mortgage Loans as of the close of business on September 27, 2004), (ii) the actual outstanding principal balance of any loan ninety (90) days or more past due or in bankruptcy, foreclosure or litigation all as of the Transfer Date, other than a loan the unpaid principal balance of which has been excluded under (i) above and (iii) the actual outstanding principal balance, as of the Sale Date, of any loan which prepays in full within ninety (90) calendar days of the Sale Date, multiplied by (y) the Purchase Price Percentage. The Purchase Price shall be reduced by any cost or fee necessary to establish with, or transfer to, Purchaser or its agents, any bi-saver program feature.

(b)

It is understood and agreed that if the principal balance of any Mortgage Loan or any other information used in computing the amount of the Purchase Price shall be found, within ninety (90) calendar days after the Transfer Date, to have been incorrectly computed, the Purchase Price shall be promptly and appropriately adjusted on the basis of the calculation stated in Section 3.01(a).

(c)

On or prior to the Transfer Date, Seller shall, at Seller’s expense, transfer to Purchaser full life of loan tax service contracts with FARETS. The tax service contracts shall provide Purchaser with complete tax procurement and payment services. Seller agrees to provide to Purchaser, in an electronic format acceptable to Purchaser, the information necessary to effectuate the establishment of a tax service for all fifty (50) states.

(d)

On or prior to the Transfer Date, Seller shall, at Seller’s expense, transfer to Purchaser full life of loan flood insurance determination tracking services with First American at no cost to Purchaser.

(e)

No later than one (1) Business Day prior to the Sale Date, Seller shall have completed and provided to Purchaser, the Estimated Purchase Price Computation Worksheet, including the attachment thereto, in the form of Exhibit B-1.

(f)

No later than two (2) Business Days after the Transfer Date, Seller shall complete and provide to Purchaser, the Purchase Price Computation Worksheet, including the attachments thereto, in the form of Exhibit B-2.

         Section 3.02 Payment.

        The Purchase Price shall be paid to Seller by wire transfer of immediately available federal funds as follows:

(a)

Thirty percent (30%) of the estimated Purchase Price as reflected on Exhibit B-1 shall be paid to Seller prior to 11:00 a.m. Eastern Time on the Sale Date; provided, however that if the Servicing is not transferred to Purchaser on the Transfer Date and the transaction is terminated, such funds shall be immediately returned to Purchaser by wire transfer of immediately available federal funds; and further provided, if the failure to transfer Servicing is due to Seller’s fault, then Seller shall also pay to Purchaser interest on the estimated Purchase Price paid to Seller calculated at the overnight federal funds effective rate from the date payment is received by Seller to the date payment is returned to Purchaser. The estimated Purchase Price shall be determined by the parties at least one (1) Business Day prior to the Sale Date based on information regarding the Mortgage Loans and as of the close of business on September 27, 2004.

(b)

Sixty percent (60%) of the Purchase Price shall be paid to Seller within one (1) Business Day after receipt by Purchaser of Complete Mortgage Loan Files for at least seventy-five percent (75%) of the number of Mortgage Loans transferred to Purchaser on the Transfer Date, the Servicing information referenced in Section 7.10 and the wire transfer referenced in Section 7.11.

(c)	The remainder of the Purchase Price shall be retained by Purchaser as an Assignment Holdback and a Document Holdback to be released to Seller as set forth below.

(d)

The Assignment Holdback shall be released to Seller commencing sixty (60) calendar days after the final Transfer Date and quarterly thereafter. Purchaser shall release to Seller twenty-five dollars ($25.00) for each recorded Mortgage Loan assignment received by Purchaser as required pursuant to Section 7.01 hereof.

(e)

The Document Holdback shall be released to Seller commencing one hundred twenty (120) calendar days after the final Transfer Date and quarterly thereafter on a prorated basis based on Complete Mortgage Loan Files received by Purchaser during such one hundred twenty (120) calendar days and each quarter thereafter; provided that, subject to the following sentence, the amount of the Document Holdback retained by Purchaser shall not be less than five hundred thousand dollars ($500,000). Purchaser shall release the final five hundred thousand dollars ($500,000) of the Document Holdback, on the date Complete Mortgage Loan Files for one hundred percent (100%) of the Mortgage Loans transferred to Purchaser on the Transfer Date are delivered to Purchaser; provided, however, Purchaser agrees to discuss in good faith, within five (5) Business Days of Seller’s request, the earlier release of the final Document Holdback amount;

(f)

Seller agrees to provide any undelivered Mortgage Loan documents or Servicing Files in its possession within five (5) Business Days of receipt of a written request by Purchaser made after the time such Mortgage Loan documents and Servicing Files are required to be delivered to Purchaser pursuant to Section 7.09(b) hereof; and

(g)

If Complete Mortgage Loan Files for all of the Mortgage Loans have not been received by Purchaser within three hundred sixty (360) calendar days from the latest Transfer Date, Purchaser may, at its option, request that Seller obtain the documentation at Seller’s expense. If, within ninety (90) calendar days after such request, Seller has not provided Complete Mortgage Loan Files for all Mortgage Loans, Purchaser may, at its option, obtain the documentation at Seller’s expense and net any costs and expenses incurred from any funds still retained by Purchaser hereunder, and any funds remaining thereafter shall be remitted promptly to Seller. Seller will reimburse Purchaser for any costs and expenses to obtain such documentation that are greater than any funds retained by Purchaser.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER

        As an inducement to Purchaser to enter into this Agreement, Seller represents and warrants to Purchaser as follows:

         Section 4.01 Due Incorporation and Good Standing.

        Seller is a national banking association duly organized and validly existing under the laws of the United States. Seller is qualified to transact business in each jurisdiction where the failure to so qualify would have a material adverse effect upon Seller’s ability to service the Mortgage Loans.

         Section 4.02 Authority and Capacity.

        Seller has all requisite corporate power, authority and capacity, subject to approvals required pursuant to Sections 7.02 and 7.03 hereof, to enter into this Agreement and the Interim Servicing Agreement and to perform the obligations required of it hereunder and thereunder. The execution and delivery of this Agreement and the Interim Servicing Agreement, and the consummation of the transactions contemplated hereby and thereby, have each been duly and validly authorized by all necessary corporate action. This Agreement and the Interim Servicing Agreement constitute valid and legally binding agreements of Seller enforceable in accordance with their respective terms against Seller, and no offset, counterclaim or defense exists to the full performance by Seller of this Agreement and the Interim Servicing Agreement, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights and by general equity principles.

         Section 4.03 Title to the Servicing and Related Escrow Accounts.

        Seller is the lawful owner of the Servicing, is responsible for the maintenance of the Related Escrow Accounts, has the sole right and authority, subject to the approvals required pursuant to Sections 7.02 and 7.03 hereof, to transfer the Servicing as contemplated hereby, and is not contractually obligated to sell or subcontract the Servicing to any other party. The transfer, assignment and delivery of the Servicing and of the Related Escrow Accounts shall vest in Purchaser all rights as servicer free and clear of any and all claims, charges, defenses, offsets and encumbrances of any kind or nature whatsoever.

         Section 4.04 Related Escrow Accounts.

        All Related Escrow Accounts are being maintained in accordance with applicable law and in accordance with the Servicing Agreements and the terms of the related Mortgages and other Mortgage Loan documents; and, except as to payments which are past due under Mortgage notes and except to the extent provided for in Sections 7.05 and 7.06 hereof, all balances required by the Mortgages or other Mortgage Loan documents and paid to Seller for the account of the Mortgagors are on deposit in the appropriate Related Escrow Account. Seller shall, in accordance with the Interim Servicing Agreement, credit to the account of Mortgagors all interest required by statute or the terms of the Mortgage or other Mortgage Loan documents to be paid on any Related Escrow Account through the Transfer Date. Evidence of such credit shall be provided to Purchaser.

         Section 4.05 Litigation; Compliance with Laws.

        There is no litigation, proceeding or governmental investigation pending or, to the best of Seller’s knowledge, threatened, or any order, injunction or decree outstanding which could have a material adverse effect upon any of the Mortgage Loans, the Related Escrow Accounts or the Servicing nor does Seller know of any basis for any such litigation, proceeding or governmental investigation. Seller has not violated any applicable law, regulation, ordinance, order, injunction or decree, or any other requirement of any governmental body or court, which may materially affect any of the Mortgage Loans or the Servicing.

         Section 4.06 Servicing Agreements.

        Seller has performed all obligations to be performed under the Servicing Agreements and LGC, MIC and MI requirements, as applicable, and no event has occurred and is continuing which, but for the passage of time or the giving of notice or both, would constitute an event of default on the part of Seller thereunder.

         Section 4.07 Accuracy of Servicing Information.

        The information provided by Seller, or its agents, to Purchaser in accordance with Purchaser’s due diligence of the Mortgage Loans, the Servicing, this Agreement and the Interim Servicing Agreement is true and correct in all material respects.

         Section 4.08 Effective Agreements.

        The execution, delivery and performance of this Agreement and the Interim Servicing Agreement by Seller, its compliance with the terms hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not violate, conflict with, result in a breach of, constitute a default under, be prohibited by or require any additional approval under its charter or bylaws, or, upon obtaining the approvals required pursuant to Sections 7.02 and 7.03 hereof, any instrument or agreement to which it is a party or by which it is bound or which affects the Servicing, or any state or federal law, rule or regulation or any judicial or administrative decree, order, ruling or regulation applicable to it or to the Servicing.

         Section 4.09 No Accrued Liabilities.

        There are no accrued liabilities of Seller with respect to the Mortgage Loans or the Servicing or circumstances under which such accrued liabilities will arise against Purchaser as successor to the Servicing with respect to occurrences prior to the Transfer Date.

         Section 4.10 Adverse Selection.

        Seller has not used any adverse selection procedures in selecting the Mortgage Loans from among the outstanding loans of similar product types in Seller’s portfolio.

         Section 4.11 Seller/Servicer Standing.

        Seller is an approved Fannie Mae and Freddie Mac Seller/Servicer and a GNMA Issuer/Servicer in good standing with the requisite financial criteria and adequate resources to complete the transactions contemplated hereby on the conditions stated herein.

         Section 4.12 Disclosure of Mortgage Loan Account Information.

        Except as otherwise indicated in writing to Purchaser no later than five (5) Business Days prior to the date of this Agreement, Seller has not, nor has its affiliates, agents and/or subservicers, since the execution of the Letter of Intent to purchase the Mortgage Loans, disclosed Mortgage Loan account-specific information, including, but not limited to, names and addresses of Mortgagors, to any third person or unaffiliated entity unless such disclosure was necessary to comply with applicable state or federal law, rule or regulation, the Servicing Agreements and/or applicable LGC, MIC or MI requirements.

         Section 4.13 Private Investor Servicing Agreements.

(a)

All Private Investor Servicing Agreements and all other documents pertaining to duties, obligations and rights of Seller under the Private Investor Servicing Agreements are listed on Exhibit M hereto and a copy of each has been or will be prior to the Sale Date made available to Purchaser. The Private Investor Servicing Agreements set forth all of the terms and conditions of Seller’s rights and obligations to the Investors, and there are no other agreements, written or oral, that modify or affect the Private Investor Servicing Agreements in any material respect.

(b)

Each Private Investor Servicing Agreement is a valid and binding obligation of the parties thereto enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights and by general equity principles, and is in full force and effect as of the Sale Date. No Private Investor Servicing Agreement is subject to any pledge, lien, assignment or other encumbrance incurred or suffered by Seller or to any right of any party other than the rights of Investors set forth in the applicable Private Investor Servicing Agreement.

(c)

Neither the execution and delivery of this Agreement by Seller nor the sale by Seller of the Servicing pursuant to this Agreement will, solely by reason of such execution, delivery or sale, result in a default (or give rise to any right of termination, cancellation, or acceleration not otherwise available) under any of the terms, conditions or provisions of any Private Investor Servicing Agreement subject to the receipt of the consents contemplated by this Agreement, or require the consent or other approval of any Person to the assignment to Purchaser of all of Seller’s right, title and interest thereunder other than the consents contemplated by this Agreement.

(d)	Seller has not received any notice that any Investor has determined or intends to terminate a Private Investor Servicing Agreement to which it is a party or to declare an event of default thereunder.

         Section 4.14 Prior Servicers.

(a)	Each Prior Servicer was duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

(b)	Each Prior Servicer was qualified to transact business in each jurisdiction in which such qualification was deemed necessary.

(c)

No Prior Servicer has violated any applicable law, regulation, ordinance, order, injunction or decree, or any other requirement of any governmental body or court, which may materially affect any of the Mortgage Loans or the Servicing.

(d)

All Prior Servicers have performed all obligations to be performed under the Servicing Agreements and MI requirements, as applicable, and no event has occurred and is continuing which, but for the passage of time or the giving of notice or both, would constitute an event of default thereunder.

         Section 4.15 MERS Membership.

        Seller is a member in good standing of the MERS system.

ARTICLE V

REPRESENTATIONS AND WARRANTIES AS TO MORTGAGE LOANS

        As further inducement to Purchaser to enter into this Agreement, Seller represents and warrants to Purchaser, with respect to each Mortgage Loan, as follows:

         Section 5.01 Mortgage Loan Documents.

        The Mortgage Loan documents are genuine, duly executed by a Mortgagor of legal capacity, and all insertions in any Mortgage Loan document are correct. Seller has no knowledge of any facts that would impair the validity or value of the Mortgage note, the Mortgage, any other Mortgage Loan document or the collateral. The Mortgage Loan documents listed on Exhibit D contain the entire agreement between the parties to each Mortgage Loan. Each Mortgage Loan was originated utilizing Fannie Mae/Freddie Mac uniform documents or utilizing documents otherwise acceptable to the applicable Investor.

         Section 5.02 Unpaid Balance.

        The amount of the unpaid balance of each Mortgage Loan which is reflected on Exhibit A is correct as of the date of Exhibit A and there are no defenses, setoffs or counterclaims against any Mortgage Loan.

         Section 5.03 Security Interest.

        The security interest granted by the Mortgagor in the property described in the Mortgage is a valid lien on the property described therein.

         Section 5.04 Compliance with Laws and Investor Requirements.

        Each Mortgage Loan transaction complies in all material respects with the applicable requirements of each Investor, HUD, FHA, VA and each of the federal or state laws or regulations that pertain to the origination, closing, pooling and servicing of the Mortgage Loan.

         Section 5.05 Payment of Taxes, Insurance Premiums, Etc.

        All real estate taxes, special government assessments, ground rents and flood, hazard, LGC, MIC and MI insurance premiums with respect to all Mortgage Loans have been paid when due by Seller or the Prior Servicers or, if not escrowed, paid by the Mortgagors.

         Section 5.06 Effective Insurance.

        All flood, hazard, LGC, MIC and MI insurance policies remain in full force and effect.

         Section 5.07 Real Estate Tax Identifications.

        All real estate tax identifications are legally sufficient. Tax segregation, where required, has been completed.

         Section 5.08 Mortgagor Statements.

        All payoff and assumption statements with respect to each Mortgage Loan provided by Seller to Mortgagors or their agents were complete and accurate.

         Section 5.09 Interest on Escrows.

        Seller has credited to the account of each Mortgagor all interest required to be paid and all such interest accrued which is due but not yet payable to a Mortgagor on any Related Escrow Account through the Transfer Date. Evidence of such credit shall be provided to Purchaser.

         Section 5.10 Title Insurance.

        A title policy, or for mortgaged properties located in Iowa or any other states where it is customary practice, an abstract of title and certification of attorney’s mortgage lien opinion, which is currently in effect and has not been modified, has been issued for each Mortgage Loan insuring, in an amount no less than the outstanding Mortgage Loan balance, that the Mortgage relating thereto is a valid lien on the property therein described and that the related mortgaged property is free and clear of all encumbrances and liens having priority over the lien of the Mortgage, except for (i) liens for real estate taxes and special assessments not yet due and payable, (ii) easements and restrictions of record being acceptable to mortgage lending institutions generally and specifically identified in the title policy, (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage Loan or the use, enjoyment, value or marketability of the related mortgaged property and (iv) liens for taxes or assessments arising after the date of the recordation of the Mortgage. In jurisdictions that give unpaid common expense assessments limited priority over a first mortgage lien, the policy provides assurance that those assessments have been paid through the effective date of the policy.

         Section 5.11 Tax Compliance.

        Seller has complied in all material respects with all local, state and federal laws and regulations pertaining to tax reporting. For example, but not by way of limitation, Seller has:

(a)	certified Social Security or Taxpayer Identification numbers for each Mortgage Loan; and

(b)

provided all appropriate tax forms and information to (i) the Internal Revenue Service, (ii) the buyers and sellers in assumption or foreclosure transactions and (iii) Mortgagors who have a buydown account as part of their Mortgage Loan.

         Section 5.12 Recourse Status.

        All of the Mortgage Loans have been sold to the applicable Investor, and are being serviced, without recourse, as defined by the Agencies, to Seller.

         Section 5.13 Mortgage Loan Servicing.

        Each Mortgage Loan has been serviced in accordance with the terms of its Mortgage note, Mortgage and related Mortgage Loan documents and the Servicing Agreements.

         Section 5.14 Fraud.

        No action, error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including without limitation Seller, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance regarding such Mortgage Loan that materially and adversely affects Purchaser, the Mortgage Loan or the Servicing.

         Section 5.15 MERS Registration.

        As of the Transfer Date, all required data with respect to all Mortgage Loans registered on the MERS system has been entered by Seller on the MERS system, with the exception of recording information that is not yet available to Seller as of the Transfer Date.

         Section 5.16 Participation Loans.

        No Mortgage Loan which is a participation loan has more than four (4) participation Investors.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF PURCHASER

        As an inducement to Seller to enter into this Agreement, Purchaser represents and warrants to Seller as follows:

         Section 6.01 Due Incorporation and Good Standing.

        Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser is qualified to transact business in each jurisdiction in which such qualification is deemed necessary to service the Mortgage Loans.

         Section 6.02 Authority and Capacity.

        Purchaser has all requisite corporate power, authority and capacity, subject to approvals required pursuant to Sections 7.02 and 7.03 hereof, to enter into this Agreement and the Interim Servicing Agreement and to perform the obligations required of it hereunder and thereunder. The execution and delivery of this Agreement and the Interim Servicing Agreement and the consummation of the transactions contemplated hereby and thereby, have each been duly and validly authorized by all necessary corporate action. This Agreement and the Interim Servicing Agreement constitute valid and legally binding agreements of Purchaser enforceable in accordance with their respective terms against Purchaser, and no offset, counterclaim or defense exists to the full performance by Purchaser of this Agreement and the Interim Servicing Agreement, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights and by general equity principles.

         Section 6.03 Effective Agreements.

        The execution, delivery and performance of this Agreement and the Interim Servicing Agreement by Purchaser, its compliance with the terms hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not violate, conflict with, result in a breach of, constitute a default under, be prohibited by or require any additional approval under its certificate of incorporation or bylaws, or, upon obtaining the approvals required by Sections 7.02 and 7.03 hereof, any instrument or agreement to which it is a party or by which it is bound or which affects the Servicing, or any state or federal law, rule or regulation or any judicial or administrative decree, order, ruling or regulation applicable to it or to the Servicing.

         Section 6.04 Seller/Servicer Standing.

        Purchaser is an approved Fannie Mae and Freddie Mac Seller/Servicer and GNMA Issuer/Servicer in good standing with the requisite financial criteria and adequate resources to complete the transactions contemplated hereby on the conditions stated herein.

         Section 6.05 Litigation.

        There is no litigation, proceeding or governmental investigation pending or, to the best of Purchaser’s knowledge, threatened, which might materially and adversely affect its ability to consummate the transactions contemplated by this Agreement nor does Purchaser know of any basis for any such litigation, proceeding or governmental investigation. Purchaser has not violated any applicable law, regulation, ordinance, order, injunction or decree, or any other requirement of any governmental body or court, which may materially affect Purchaser’s ability to consummate the transactions contemplated by this Agreement.

         Section 6.06 MERS Membership.

        Purchaser is a member in good standing of the MERS system.

ARTICLE VII

COVENANTS

        Purchaser and Seller covenant and agree as follows:

         Section 7.01 Assignments.

(a)

On or prior to the Transfer Date, Seller shall, at its own expense, prepare and send for recordation an individual assignment of each Mortgage Loan not registered on the MERS system (i) to Purchaser and (ii) from Purchaser to each Agency in a form acceptable under state or federal law and under Servicing Agreement requirements and satisfactory to Purchaser.

(b)

Purchaser shall provide a tape of its Mortgage Loan numbers to Seller at least thirty (30) calendar days prior to the Transfer Date and Seller shall reference the corresponding Purchaser Mortgage Loan number on each assignment prepared pursuant to this Section 7.01.

(c)

Within two (2) Business Days after the Transfer Date, Seller shall provide to Purchaser each original recorded Mortgage assignment required by Section 7.01(a) hereof provided if such original has not been returned by the appropriate recorder’s office, Seller shall provide a copy of the executed Mortgage assignment with a certification affixed to the assignment that such Mortgage assignment is a true and correct copy and that the original Mortgage assignment has been delivered to the appropriate land recorder’s office for recordation.

(d)

On and after the Transfer Date, at Purchaser’s reasonable request, Seller shall deliver such other appropriately executed and authenticated instruments of sale, assignment, transfer and conveyance to Purchaser as Purchaser may reasonably request in order to accomplish the transfer to Purchaser of all of Seller’s rights related to the Servicing and the Mortgage Loans, including a limited power of attorney substantially in the form of Exhibit K hereto. Such instruments provided by Seller shall be reasonably satisfactory in form to Purchaser.

(e)

On or prior to the Transfer Date, Seller shall initiate an electronic transmission to MERS changing the servicer of record with respect to any Mortgage Loan registered on the MERS system to Purchaser, and Purchaser promptly shall take all action requested by MERS to confirm such transfer.

         Section 7.02 Investor Approval.

(a)

Transfer of the Servicing is subject to approval of the Investors (a list of such required approvals shall be provided to Purchaser by Seller within ten (10) Business Days following the Sale Date), which shall be the responsibility of Seller to obtain no later than thirty (30) calendar days prior to the Transfer Date. If all such approvals are not obtained within the time period set forth in the first sentence of this paragraph, the parties shall negotiate in good faith to extend the Transfer Date with respect to the Servicing as to which Investor approval has not been obtained. Promptly after the Sale Date, Seller shall use commercially reasonable efforts to take such actions as may be necessary to obtain Investor approval to the Servicing transfer. A copy of each Investor submission and corresponding approval shall be forwarded to Purchaser by Seller within five (5) Business Days after delivery to, or receipt from, the applicable Investor.

(b)

If Investor approval is obtained subject to Seller and/or Purchaser fulfilling certain conditions, then the transactions contemplated hereunder shall be consummated subject to such conditions, in which case the parties shall use their best efforts to fulfill such conditions as soon as possible; provided that such conditions do not materially impair the expected economic benefits of the contemplated transaction to either Purchaser or Seller.

(c)

If the consent of any Private Investor is not obtained by Seller within the time period required by Section 7.02(a), to the extent permitted under the terms of the related Servicing Agreement, the parties shall enter into a mutually acceptable subservicing agreement pursuant to which Purchaser shall service the related Mortgage Loans on substantially the same terms as the related Private Investor Servicing Agreement and obtain the economic benefit of such Servicing as if, and to the same extent, such Servicing had transferred to Purchaser on the Transfer Date.

(d)

Seller and Purchaser shall prepare and execute all forms, documents, agreements and other information customary for transactions of this nature as reasonably requested by the Investors and any other applicable entities in connection with the transfer of the Servicing. Purchaser shall cooperate with Seller in obtaining any required approvals.

(e)

Without limiting the provisions of Section 7.02(d), not less than sixty (60) days prior to the Transfer Date, the parties shall execute and deliver to each other Assignment and Assumption Agreements with respect to each Private Investor Servicing Agreement, in form and substance satisfactory to the parties and sufficient to comply with Investor requirements and the applicable Private Investor Servicing Agreements. Such Assignment and Assumption Agreements shall be effective as of the Transfer Date and shall be submitted to the applicable Investor and other parties at the time of Seller’s request for consent to the transactions contemplated hereby.

         Section 7.03 Governmental Agency Filings.

        Purchaser and Seller agree to take all reasonable and necessary actions to obtain approval of the transfer by any and all federal and state agencies, as may be required.

         Section 7.04 Transfer Notices.

(a)

No later than fifteen (15) calendar days prior to the Transfer Date, Purchaser shall mail, or shall cause to be mailed, to each Mortgagor a joint notification letter, in a form reasonably satisfactory to Seller, advising the Mortgagor of (i) the transfer of Servicing to Purchaser, (ii) Seller’s tax reporting responsibilities, and (iii) the effect of the transfer of Servicing on Optional Insurance. The expense of the preparation, printing and mailing of such joint letter shall be shared equally by Purchaser and Seller. In addition, the mailing and content of such letter shall comply with all applicable state and federal laws or regulations and applicable Agency requirements.

(b)

No later than thirty (30) calendar days prior to the Transfer Date, Seller shall, at Seller’s expense, and in a form reasonably satisfactory to Purchaser, (i) notify all relevant MI companies by electronic transmission, that all insurance premium billings for the Mortgage Loans must thereafter be sent to Purchaser and (ii) transmit to the applicable flood and hazard insurance companies and/or agents (1) notification of the assignment of the Servicing to Purchaser, (2) change endorsement requests with standard mortgagee clause endorsed in favor of “CitiMortgage, Inc., its successors and/or assigns,” and (3) instructions to deliver all notices and insurance statements, as the case may be, to Purchaser or Purchaser’s agent from and after the Transfer Date.

(c)	No later than thirty (30) calendar days prior to the date a notice referenced in this Section 7.04 is required to be sent, Seller provide Purchaser with a draft of such notice for approval.

         Section 7.05 Real Estate Taxing Authorities.

(a)

On the Transfer Date, for all loans, Seller shall, at Seller’s expense, transfer to Purchaser full life of loan tax service contracts with FARETS. The tax service contracts are to provide Purchaser with complete tax procurement and payment services. Seller agrees to provide to Purchaser, in an electronic format acceptable to Purchaser, the information necessary to effectuate the establishment of a tax service on the Transfer Date for all fifty (50) states.

(b)	Seller shall be responsible for any tax penalties incurred due to incorrect or missing tax records processed or provided by Seller or Seller’s tax service agent to Purchaser.

(c)

Seller shall pay or cause to be paid, prior to the Transfer Date, all tax bills (including any applicable penalties and interest) with tax due dates prior to or within sixty (60) calendar days following the Transfer Date, if such tax bills have been issued by the taxing authority and received by Seller at least five (5) Business Days prior to the Transfer Date.

(d)

Purchaser shall not be responsible for any tax penalties (including any loss of discount for which a Mortgagor or any third party for the benefit of the Mortgagor has a legal claim) on Mortgage Loans for which the related tax due date occurs (i) prior to the Transfer Date, or (ii) prior to or within sixty (60) calendar days following the Transfer Date, but only if the tax bill was issued by the taxing authority and received by Seller at least five (5) Business Days prior to the Transfer Date.

(e)

Seller shall provide to Purchaser within two (2) Business Days after the Transfer Date a current list of Mortgage Loans that have taxes or assessments that were (i) due prior to or within sixty (60) calendar days after the Transfer Date and not paid or (ii) due within ninety (90) calendar days after the Transfer Date.

         Section 7.06 Hazard and MI Insurance.

(a)

Seller shall pay or cause to be paid, prior to the Transfer Date, all insurance bills with policy due dates prior to or within sixty (60) calendar days following the Transfer Date, if such insurance bills have been issued by insurance companies and received by Seller at least five (5) Business Days prior to the Transfer Date.

(b)

Seller shall provide to Purchaser within two (2) Business Days after the Transfer Date a current list of Mortgage Loans that have hazard and MI insurance premiums and/or assessments that were (i) due prior to or within sixty (60) calendar days after the Transfer Date and not paid or (ii) due within ninety (90) calendar days after the Transfer Date.

(c)

Purchaser acknowledges that Seller’s subsidiary, Hibernia Reinsurance Company, has a reinsurance arrangement with respect to the Mortgage Loans identified as reinsured mortgage loans in the Servicing information described in Section 7.10 hereof (the “Reinsured Mortgage Loans”). Purchaser agrees that unless required by law or the Mortgage Loan documents or as an incident of the refinancing of any Reinsured Mortgage Loan it shall not request or cause the cancellation of MI coverage on any Reinsured Mortgage Loan, and that Purchaser shall use its best efforts with respect to any subsequent sale or assignment of the Servicing by Purchaser to obtain a covenant by its purchaser or assignee not to cancel any such MI coverage unless required by law or the Mortgage Loan Documents or as an incident of the refinance of such Reinsured Mortgage Loan.

         Section 7.07 Flood Insurance Determination Tracking.

(a)

On the Transfer Date, for all loans, Seller agrees to transfer to Purchaser life of loan flood insurance determination tracking services with First American Flood Data Services at no cost to Purchaser. Seller shall provide such additional flood insurance determination information that is readily available to Seller as may be reasonably requested by Purchaser.

(b)

Seller shall provide to Purchaser within two (2) Business Days after the Transfer Date a current list of Mortgage Loans that have flood insurance premiums and/or assessments that were (i) due prior to or within sixty (60) calendar days after the Transfer Date and not paid or (ii) due within ninety (90) calendar days after the Transfer Date.

         Section 7.08 Optional Insurance.

        Within three (3) Business Days after the Sale Date, Seller shall provide to Purchaser the information listed on Exhibit G hereto with respect to the Mortgage Loans as of the Sale Date. As authorized by, and in accordance with, the terms of the Optional Insurance policies or any applicable law, and as directed by Purchaser no later than thirty (30) calendar days prior to the Transfer Date, Seller shall inform each Mortgagor with Optional Insurance, in the notice required by Section 7.04(a) hereof, of (a) Mortgagor’s ability to pay such Optional Insurance on a direct basis, (b) cancellation of such Optional Insurance and, if applicable, of the opportunity to obtain Optional Insurance made available by or through Purchaser or any of its affiliates, or (c) Mortgagor’s ability to pay premiums on such Optional Insurance to Purchaser with Purchaser forwarding such payment to Mortgagor’s Optional Insurance carrier. If the Optional Insurance is cancelled as described above, and such cancellation occurs prior to the Transfer Date, Seller shall be responsible for (a) any refunds due to Mortgagors as a result of such cancellation, (b) all claims (whether formally filed with the Optional Insurance carrier or not) that arise from events that occur prior to such cancellation and (c) forwarding to Purchaser, or if required by the related Optional Insurance contract to the Mortgagor, any Optional Insurance benefits or proceeds that are paid in connection with any claims under (b).

         Section 7.09 Delivery of Mortgage Loan Documentation and Information.

(a)

Within three (3) Business Days after the Sale Date and each Investor cutoff date following the Sale Date and within two (2) Business Days after the Transfer Date, Seller, at its own expense, shall provide a schedule of Mortgage Loans, in a trial balance type report, including the information listed on Exhibit A.

(b)

Purchaser shall provide Seller, at Purchaser’s expense, with pre-printed file folders, numbered sequentially as mutually agreed to by Seller and Purchaser, to be used by Seller in transferring Mortgage Loan files to Purchaser. Within two (2) Business Days after the Transfer Date Seller, at its own expense, shall provide Purchaser or Purchaser’s document custodian, as directed by Purchaser, the Mortgage Loan documentation and information described in Exhibits D and F in accordance with Purchaser’s shipping and packing instructions described in Exhibits L-1 and L-2.

(c)

On the twenty-fifth (25th) day of each month following the Sale Date, or, if the twenty-fifth (25th) day is not a Business Day, the first Business Day following the twenty-fifth day of the month, Seller shall provide to Purchaser, via electronic mail to Purchaser’s designee, an Excel spreadsheet detailing the Mortgage Loan account number, principal balance and interest paid to date as of the twenty-fourth (24th) day of such month for each Mortgage Loan.

         Section 7.10 Delivery of Servicing System Information.

        Seller shall provide to Purchaser, on conversion tapes meeting the specifications of Exhibit C, all servicing information, including the information in Exhibit E, relating to the Mortgage Loans that is necessary for the proper servicing of the Mortgage Loans or to ensure compliance with the Servicing Agreements. Test conversion tapes shall be delivered to Purchaser (a) within two (2) Business Days after the Sale Date, (b) sixty (60) calendar days prior to the Transfer Date and (c) thirty (30) calendar days prior to the Transfer Date. Two (2) duplicate final conversion tapes shall be delivered to Purchaser no later than two (2) Business Days after the Transfer Date. In addition, Seller shall provide to Purchaser, in a tape format acceptable to Purchaser, GNMA securityholder information within forty-eight (48) hours of Seller’s production of GNMA securityholder checks in the calendar month of the Transfer Date and each of the two (2) calendar months preceding the Transfer Date.

         Section 7.11 Related Escrow Account Balances.

        Within three (3) Business Days after the Transfer Date Seller shall:

(a)

Provide Purchaser by wire transfer of immediately available federal funds the net escrow (net of Seller’s unreimbursed advances) and suspense balances, all hazard and flood insurance loss draft balances, any buydown balances and any unapplied funds associated with the Mortgage Loans; and

(b)	Provide Purchaser with an accounting statement sufficient to enable Purchaser to reconcile the balances referred to in Section 7.11(a) above with the accounts of the Mortgage Loans.

         Section 7.12 Payoffs and Assumptions.

        Seller shall provide to Purchaser within two (2) Business Days after the Transfer Date (a) copies of all assumption and payoff statements generated by Seller on the Mortgage Loans within the preceding sixty (60) calendar days and (b) a status report for any assumption or payoff in process as of the Transfer Date. Seller and Purchaser shall cooperate with and assist each other, as requested, in completing any payoff or assumption that is in process as of the Transfer Date.

         Section 7.13 Mortgage Loan Payments Received After Transfer Date.

        Any Mortgage Loan payment received by Seller (a) within thirty (30) calendar days after the Transfer Date shall be forwarded to Purchaser by overnight mail within one (1) Business Day of receipt and (b) between thirty-one (31) and sixty (60) calendar days after the Transfer Date shall be promptly forwarded to Purchaser by U.S. mail, with an endorsement of the Mortgage Loan payment to Purchaser. Thereafter, any Mortgage Loan payments received by Seller shall be immediately returned to the Mortgagor with a notice that Mortgagor must send payments to Purchaser. Any Mortgage Loan payments with respect to Mortgage Loans the Servicing of which is repurchased by Seller pursuant to Section 10.03 hereof received by Purchaser (a) within thirty (30) calendar days after such repurchase shall be forwarded to Seller by overnight mail within one (1) Business Day of receipt and (b) between thirty-one (31) and sixty (60) calendar days after such repurchase shall be promptly forwarded to Seller by U.S. mail, with an endorsement of the Mortgage Loan payment to Seller. Thereafter, any Mortgage Loan payments received by Purchaser shall be immediately returned to the Mortgagor with a notice that Mortgagor must send payments to Seller. All other Mortgage Loan correspondence or documentation received by Seller after the Transfer Date shall be forwarded to Purchaser no later than three (3) Business Days after receipt by Seller. Any Mortgage Loan payments forwarded by Seller or Purchaser pursuant to this Section 7.13 shall be accompanied by sufficient information to permit appropriate processing of the payment, including, without limitation, a transmittal identifying for each payment Seller and Purchaser loan number, the check number, the payment amount, the Mortgagor’s last name, the number of checks transmitted and total dollar amount of such checks.

         Section 7.14 Misapplied and Returned Payments.

        Misapplied and returned payments shall be processed as follows:

(a)	Both parties shall cooperate in correcting misapplication errors;

(b)	The party receiving notice of a misapplied payment shall immediately notify the other party;

(c)

Subject to Section 3.01(b) hereof, if a misapplied payment has created an improper Purchase Price as the result of an inaccurate outstanding principal balance, a check shall be issued to the party shorted by the improper payment application within ten (10) Business Days after notice thereof by the other party;

(d)

Any check issued under the provisions of this Section 7.14 shall be accompanied by a statement indicating the purpose of the check, the Mortgagor and property address involved, and the corresponding Seller and Purchaser account number; and

(e)

If any Mortgagor’s check presented to Seller prior to the Transfer Date is returned unpaid to Seller for any reason subsequent to the Transfer Date, Seller shall immediately forward the original unpaid check to Purchaser and Purchaser shall reimburse Seller therefor promptly upon Seller’s demand. If, as a result of the unpaid check such Mortgagor’s loan becomes a Delinquent Mortgage or becomes ninety (90) days or more past due at the Transfer Date, Seller shall reimburse to Purchaser the Purchase Price allocable to said Mortgage Loan within ten (10) Business Days after notice thereof by Purchaser.

         Section 7.15 Servicing Obligations.

(a)

From the date hereof until the Transfer Date, Seller shall in accordance with the Interim Servicing Agreement pay, perform and discharge all liabilities and obligations relating to the Servicing, including without limitation all liabilities and obligations under the Servicing Agreements, Mortgage Loan documents and applicable laws, regulations and Investor requirements; and shall pay, perform and discharge all the rights, obligations and duties with respect to the Related Escrow Accounts as required by the Investors, the Servicing Agreements, the Mortgage Loan documents and all applicable laws and regulations until the transfer of such items on the Transfer Date.

(b)

On and after the Transfer Date, Purchaser shall pay, perform and discharge all liabilities and obligations relating to the Servicing, including without limitation all liabilities and obligations under the Servicing Agreements, Mortgage Loan documents and applicable laws, regulations and Investor requirements; and shall pay, perform and discharge all rights, obligations and duties with respect to the Related Escrow Accounts as required by the Investors, the Servicing Agreements, the Mortgage Loan documents and all applicable laws and regulations.

(c)

Purchaser shall not be responsible for the acts and omissions of Seller nor for any other obligations or liabilities of Seller whatsoever, except those obligations or liabilities in the Servicing Agreements or the Mortgage Loan documents, which obligations and liabilities are hereby assumed by Purchaser. Seller shall not be responsible for any of the acts and omissions of Purchaser nor for any other obligations or liabilities of Purchaser.

         Section 7.16 Reporting/Remittance Responsibilities.

        Seller and Purchaser agree that responsibilities for providing monthly accounting reports and for making payments to the Investors shall be as described on Exhibit H and in the applicable Servicing Agreements. Seller and Purchaser shall cooperate during the Interim Period to ensure that all reports and remittances are handled in compliance with Investor requirements.

         Section 7.17 Solicitation Rights.

(a)

Neither Seller nor any of its affiliates shall solicit Mortgagors (nor shall Seller or its affiliates direct any of their agents to solicit Mortgagors) for any purposes, including, but not limited to, financial services, insurance coverage or prepayment of Mortgage Loans. Without the prior written consent of Purchaser, and except for the uses described in Section 7.17(b), Seller shall not sell or distribute any customer list incorporating the names of Mortgagors and shall not allow any person to use any customer list of Seller incorporating the names of Mortgagors to solicit or promote, the sale of any services or products to any Mortgagor. Except as provided in Section 7.06(c) hereof with respect to Reinsured Mortgage Loans and except as otherwise provided by Section 3.2 of that certain Subservicing Agreement between Interbay Funding, LLC, as Servicer, and Coastal Banc, ssb, as Subservicer, dated as of September 1, 2003, Purchaser or any of its affiliates may make sales to, or solicit the sale to, Mortgagors of financial services and products, including, but not limited to, insurance related products.

(b)	The restrictions under Section 7.17(a) above shall not apply to:

(i)	an advertising campaign or mass mailing that is not targeted to the Mortgagors offering financial services, including mortgage or insurance-related products and services, directed to the general public or designated segments of the general public; or

(ii)	a solicitation for financial services, other than mortgage or mortgage-insurance related products and services, to any Mortgagor with whom Seller or an affiliate has a customer relationship unrelated to the Mortgage Loan existing as of the Sale Date, provided that such solicitation is part of a solicitation program not directed primarily to the Mortgagors; or

(iii)	routine inserts in statements sent to Seller’s customers that are not targeted to the Mortgagors.

(c)

Neither Seller nor any of its affiliates may circumvent the intent of this Section 7.17 by selling or distributing a customer list incorporating the names of the Mortgagors to any other person or entity.

         Section 7.18 Year End Tax Reporting.

        Seller shall be responsible for providing the Internal Revenue Service and Mortgagors with all appropriate tax forms and information for transactions affecting the Mortgage Loans during the calendar year 2004 and the period from January 1, 2005, through the Transfer Date. Seller further agrees to cooperate with Purchaser in providing additional tax information reasonably requested by Purchaser in order to comply with Purchaser’s tax reporting obligations with respect to the Mortgage Loans.

         Section 7.19 Quality Control Reviews.

        Prior to the Transfer Date, Seller shall be responsible for completion of any required quality control reviews of the Mortgage Loans in accordance with the Servicing Agreements and provide to Purchaser records of such quality control reviews promptly following their completion.

         Section 7.20 Cooperation.

        Seller and Purchaser shall cooperate with and assist each other, as reasonably requested, in carrying out the purposes of this Agreement and the Interim Servicing Agreement.

         Section 7.21 Supplemental Information.

        From time to time prior to and after the Transfer Date, Seller shall furnish Purchaser such incidental information, which is reasonably available to Seller, supplemental to the information contained in the documents and schedules delivered pursuant to this Agreement, which is necessary for the proper servicing of the Mortgage Loans or to ensure compliance with the Servicing Agreements.

         Section 7.22 Access to Information.

        Prior to the Transfer Date, Seller shall, upon five (5) Business Days prior written notice, give to Purchaser and its counsel, accountants and other representatives reasonable access to all of Seller’s files, books and records relating to the Servicing and Related Escrow Accounts during normal business hours.

         Section 7.23 Termination of Servicing.

        No party (other than the Agencies or Seller) has the right to terminate the Servicing without cause.

         Section 7.24 Whole Loan Servicing Agreement.

        In the event that any Investor requires the repurchase of a Mortgage Loan pursuant to the related Servicing Agreement, Seller shall be responsible for such repurchase in accordance with Section 10.03 (except to the extent that such repurchase results from the acts or omissions of Purchaser, as servicer under the related Servicing Agreement).

         Section 7.25 Assignments.

        For any Mortgage Loan which pays in full prior to the return of the assignments described in Section 7.01, Seller shall, within two (2) Business Days of receipt of written request from Purchaser, execute and return to Purchaser any such assignments prepared by Purchaser and required to effectuate a Mortgage Loan satisfaction.

         Section 7.26 GNMA Certification.

        Each GNMA pool shall have received final certification no later than the time required by GNMA. If certification is not received within such time, Seller shall repurchase from Purchaser at the Buyout Price set forth in, and in accordance with the provisions of, Section 10.03 hereof, any and all Mortgage Loans necessary to ensure the immediate final certification of the pool.

         Section 7.27 VA No-Bid Notification.

        Purchaser shall notify Seller within five (5) Business Days of its receipt of any “No-bid” election by the VA on any VA Mortgage Loan covered by the indemnification under Section 10.01(g) hereof. Should Seller wish to buy down the balance of such Mortgage Loan, it will provide Purchaser with bidding instructions within five (5) Business Days of receipt of notice from Purchaser, which instructions Purchaser will agree to follow. In addition, Purchaser agrees to provide Seller with any information reasonably requested by Seller with respect to any of these VA No-bid Mortgage Loans.

ARTICLE VIII

CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

        The obligations of Purchaser under this Agreement are subject to the satisfaction or waiver of the following conditions:

         Section 8.01 Correctness of Representations and Warranties.

        The representations and warranties made by Seller in this Agreement are, and shall continue to be, true and correct in all material respects on the Sale Date and the Transfer Date.

         Section 8.02 Compliance with Conditions.

        All of the terms, covenants, conditions and obligations of this Agreement required to be complied with and performed by Seller shall have been duly complied with and performed in all material respects.

         Section 8.03 Corporate Certificate.

        On the Sale Date, Purchaser shall have received from Seller a certified copy of its corporate resolution approving the execution and delivery of this Agreement and the Interim Servicing Agreement and the consummation of the transactions contemplated hereby and thereby, together with such other certificates of incumbency and other evidences of corporate authority as Purchaser or its counsel may reasonably request.

         Section 8.04 Certificate of Seller.

        On the Transfer Date, Seller shall provide Purchaser a certificate, substantially in the form attached hereto as Exhibit J, signed by an authorized officer of Seller dated as of such date, applicable to the transactions contemplated by this Agreement, to the effect that: (a) each of Seller’s representations and warranties made in this Agreement is true and correct in all material respects as of such date; and (b) all of the terms, covenants and conditions of this Agreement required to be complied with and performed by Seller at or prior to the Transfer Date have been duly complied with and performed in all material respects.

         Section 8.05 No Material Adverse Change.

        There shall not have been any change in the Servicing, the Mortgage Loans, the Related Escrow Accounts or to Seller’s relationship with, or authority from, the Agencies that will likely materially and adversely affect the consummation of the transactions contemplated hereby.

         Section 8.06 No Actions.

        There shall not have been commenced or threatened any action, suit or proceeding which will likely materially and adversely affect the Servicing, the Mortgage Loans or the Related Escrow Accounts or the consummation of the transactions contemplated hereby.

         Section 8.07 Consents.

        Except as otherwise provided herein, on the Transfer Date the parties shall have obtained all consents and approvals of third parties required for the consummation of the transactions as contemplated by Section 7.02.

ARTICLE IX

CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

        The obligations of Seller under this Agreement are subject to the satisfaction of the following conditions:

         Section 9.01 Correctness of Representations and Warranties.

        The representations and warranties made by Purchaser in this Agreement are, and shall continue to be, true and correct in all material respects on the Sale Date and the Transfer Date.

         Section 9.02 Compliance with Conditions.

        All of the terms, conditions, covenants and obligations of this Agreement required to be complied with and performed by Purchaser shall have been duly complied with and performed in all material respects.

         Section 9.03 Corporate Certificate.

        On the Sale Date, Seller shall have received from Purchaser a certified copy of its corporate resolution approving the execution and delivery of this Agreement and the Interim Servicing Agreement and the consummation of the transactions contemplated hereby and thereby, together with such other certificates of incumbency and other evidences of corporate authority as Seller or its counsel may reasonably request.

         Section 9.04 Certificate of Purchaser.

        On the Transfer Date, Purchaser shall provide Seller a certificate, substantially in the form attached hereto as Exhibit J, signed by an authorized officer of Purchaser dated as of such date, applicable to the transactions contemplated by this Agreement, to the effect that: (a) each of Purchaser’s representations and warranties made in this Agreement is true and correct in all material respects as of such date; and (b) all of the terms, covenants, conditions and obligations of this Agreement required to be complied with and performed by Purchaser at or prior to the Transfer Date have been duly complied with and performed in all material respects.

         Section 9.05 No Material Adverse Change.

        There shall not have been any change to Purchaser’s financial condition, or to Purchaser’s relationship with, or authority from, the Investors, that will likely materially and adversely affect the consummation of the transactions contemplated hereby.

         Section 9.06 No Actions.

        There shall not have been commenced or threatened any action, suit or proceeding that will likely materially and adversely affect the consummation of the transactions contemplated hereby.

         Section 9.07 Consents.

        On the Transfer Date, the parties shall have obtained all consents and approvals of third parties required for the consummation of the transactions as contemplated by Section 7.02.

ARTICLE X

INDEMNIFICATION; CURE OR REPURCHASE

         Section 10.01 Indemnification by Seller.

        Seller shall indemnify, defend and hold Purchaser harmless from and shall reimburse Purchaser for any losses, damages, deficiencies, claims, causes of action or expenses of any nature (including, but not limited to, reasonable attorneys’ fees and legal or other expenses associated with investigation, defense and discovery) suffered or incurred by Purchaser before or after the Transfer Date which result from:

(a)

Any misrepresentation made by Seller in this Agreement, the Servicing Agreements or in any schedule, written statement or certificate furnished by Seller pursuant to this Agreement or the Servicing Agreements (including, without limitation, the information included in the Exhibits hereto);

(b)

Any breach of a representation or warranty by Seller, or the non-fulfillment of any term, covenant, condition or obligation of Seller contained in this Agreement, the Interim Servicing Agreement, the Servicing Agreements or in any schedule, written statement or certificate furnished by Seller pursuant to this Agreement, the Interim Servicing Agreement or the Servicing Agreements;

(c)	Any breach of a representation or warranty in Section 4.14 hereof with respect to a Prior Servicer, regardless of whether or not Seller had knowledge of the breach;

(d)

Any error in originating, closing, pooling or servicing any of the Mortgage Loans (including, without limitation, errors in determination of interest rate and monthly payment adjustments) prior to the Transfer Date including improper action or failure to act when required to do so;

(e)

Any defect in any Mortgage Loan existing as of the Transfer Date (including those defects subsequently discovered the basis for which occurred on or prior to the Transfer Date), or as a result of any act or omission of Seller or a Prior Servicer prior thereto;

(f)

Seller’s failure to (i) permit Purchaser to examine records, (ii) comply with the provisions hereof or Purchaser’s reasonable instructions regarding the transfer of Servicing or (iii) provide accurate information reasonably requested by Purchaser regarding the Mortgage Loans or the Servicing;

(g)

Any expenses and losses on any VA Mortgage Loan that is a VA “No-bid”, including those Mortgage Loans resulting in buydowns, as of the second anniversary of the Transfer Date or any VA Mortgage Loan referred to an attorney for foreclosure action on or before the second anniversary of the Transfer Date which becomes a VA “No-bid”; or

(h)

Litigation, proceedings, governmental investigations, orders, injunctions or decrees the basis for which occurred on or prior to the Transfer Date involving the Servicing or any of the Mortgage Loans or resulting from any of the items described in Section 10.01(a)-(g) above;

provided, however, that Purchaser has taken all reasonable and appropriate actions to mitigate any such losses, damages, deficiencies, claims, causes of action or expenses.

        Each party shall promptly notify the other of any litigation, proceedings, governmental investigations, orders, injunctions or decrees specified above (collectively, a “Claim”). Seller shall have the right to defend Purchaser against the Claim with counsel of its choice reasonably satisfactory to Purchaser. Purchaser may participate in the defense of any such Claim with co-counsel of its choice; provided, however, that counsel for Seller shall be lead counsel and the fees and expenses of Purchaser’s counsel shall be at the expense of Purchaser unless (i) Seller has agreed in writing to pay such fees and expenses, (ii) Seller has failed to assume the defense and employ counsel as provided herein or (iii) a claim shall have been brought or asserted against Seller as well as Purchaser and Purchaser shall have been advised in writing by counsel that there may be one or more factual or legal defenses available to it that are in conflict with those available to Seller. Such co-counsel shall be at the expense of Seller; provided, however, that counsel for Seller shall be lead counsel and Seller shall not be required to pay the fees and expenses of more than one separate counsel. Seller shall not settle, compromise, decline to appeal or otherwise dispose of any Claim without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed, provided, however, that such consent shall not be required for a Claim involving less than $100,000.00.

         Section 10.02 Indemnification by Purchaser.

        Purchaser shall indemnify, defend and hold Seller harmless from and shall reimburse Seller for any losses, damages, deficiencies, claims, causes of action or expenses of any nature (including, but not limited to, reasonable attorneys’ fees and legal or other expenses associated with investigation, defense and discovery) suffered or incurred by Seller before or after the Transfer Date which result from:

(a)	Any misrepresentation made by Purchaser in this Agreement, or in any schedule, written statement or certificate furnished by Purchaser pursuant to this Agreement;

(b)

Any breach of a representation or warranty by Purchaser, or the non-fulfillment of any term, covenant, condition or obligation of Purchaser contained in this Agreement, the Interim Servicing Agreement, the Servicing Agreements or in any schedule, written statement or certificate furnished by Purchaser pursuant to this Agreement or the Servicing Agreement;

(c)	Any error of Purchaser in servicing any of the Mortgage Loans after the Transfer Date including improper action or failure to act when required to do so; or

(d)

Litigation, proceedings, governmental investigations, orders, injunctions or decrees the basis for which occurred on or after the Transfer Date involving the Servicing or any of the Mortgage Loans or resulting from any of the items described in Section 10.02(a)-(c) above;

provided, however, that Seller has taken all reasonable and appropriate actions to mitigate any such losses, damages, deficiencies, claims, causes of action or expenses.

        Each party shall promptly notify the other of any litigation, proceedings, governmental investigations, orders, injunctions or decrees specified above (collectively, a “Claim”). Purchaser shall have the right to defend Seller against the Claim with counsel of its choice reasonably satisfactory to Seller. Seller may participate in the defense of any such Claim with co-counsel of its choice; provided, however, that counsel for Purchaser shall be lead counsel and the fees and expenses of Seller’s counsel shall be at the expense of Seller unless (i) Purchaser has agreed in writing to pay such fees and expenses, (ii) Purchaser has failed to assume the defense and employ counsel as provided herein or (iii) a claim shall have been brought or asserted against Purchaser as well as Seller and Seller shall have been advised in writing by counsel that there may be one or more factual or legal defenses available to it that are in conflict with those available to Purchaser. Such co-counsel shall be at the expense of Purchaser; provided, however, that counsel for Purchaser shall be lead counsel and Purchaser shall not be required to pay the fees and expenses of more than one separate counsel. Purchaser shall not settle, compromise, decline to appeal or otherwise dispose of any Claim without the prior written consent of Seller, which consent shall not be unreasonably withheld or delayed, provided, however, that such consent shall not be required for a Claim involving less than $100,000.00.

         Section 10.03 Cure or Repurchase.

        If, as a result of a breach of a representation or warranty of Seller contained in the Servicing Agreements, any Mortgage Loan is found defective by the applicable Investor, then Seller will, upon notification by Purchaser and/or upon notification by such Investor, contest, correct or cure such defect, at Seller’s sole expense, within the time prescribed by the Investor to the satisfaction of the Investor or Seller shall repurchase such Mortgage Loan (a) if prior to the Transfer Date, from the Investor, at the price required by the Investor, or (b) if after the Transfer Date, from Purchaser, at the price required by the Investor plus the Purchase Price paid for such Mortgage Loan recalculated on the unpaid principal balance of such Mortgage Loan at the time of repurchase and any unreimbursed advances, including interest and escrow advances, made by Purchaser with respect to such Mortgage Loan (the “Buyout Price”). Purchaser agrees that it will not prevent Seller from consulting with any Investor with respect to the circumstances described in the preceding sentence. Seller shall pay Purchaser the Buyout Price with respect to a repurchased Mortgage Loan no later than fifteen (15) calendar days following the mailing of the related Mortgagor notice. Upon completion of the repurchase by Seller the Servicing to such Mortgage Loan shall revert to Seller, and Purchaser shall forward to Seller all Mortgage Loan documents, Servicing records, Related Escrow Accounts and any other records and documents relating to such Mortgage Loan within five (5) Business Days after receipt of the Buyout Price, subject to applicable state and federal laws governing transfers of servicing rights. Seller shall identify to Purchaser prior to the Transfer Date any Mortgage Loan that any Agency has notified Seller to repurchase and shall use its best efforts to complete the cure or repurchase of such Mortgage Loan prior to the Transfer Date.

ARTICLE XI

MISCELLANEOUS

         Section 11.01 Costs and Expenses.

        Whether or not the transactions hereby contemplated shall be consummated, costs and expenses incurred in connection with the transactions contemplated hereby shall be paid as follows:

(a)

Seller shall pay all fees necessary to transfer the Servicing to Purchaser, including, but not limited to, any costs, fees and expenses payable to the Agencies, or any state or federal agencies, subservicer, any trustee, Seller’s custodian, any transit vendor engaged by Seller in connection with the shipping of the loan files and for the preparation and recordation of assignments and delivery of all final documentation for the recertification for all pools within the twelve (12) months following the applicable Transfer Date or such earlier timeframe as may be required by the Agencies or Private Investors.

(b)	Except as otherwise provided herein, Purchaser and Seller shall each pay the expenses incurred by it or its affiliates in connection with the transactions contemplated hereby.

         Section 11.02 Confidentiality.

        Each party understands that certain information which it has been furnished and will be furnished in connection with this transaction, including, but not limited to information concerning business procedures, servicing fees or prices, Non Public Personal Information and/or Personally Identifiable Financial Information (as those terms are defined in Sections 573.3(n) and (o) of the Office of Thrift Supervision Regulations on Privacy of Consumer Information published at 12CFR Chapter V implementing Title V of the Gramm-Leach-Bliley Act), policies or plans of the other party or any of its affiliates, is confidential and proprietary, and each party agrees, to the extent permitted by applicable law, that it will maintain the confidentiality of such information and will not disclose it to others or use it except in connection with the proposed acquisition contemplated by this Agreement, without the prior written consent of the party furnishing such information. Information which is generally known in the industry concerning a party or among such party’s creditors generally or which has been disclosed to the other party by third parties who have a right to do so shall not be deemed confidential or proprietary information for these purposes. If Purchaser, any of its affiliates or any officer, director, employee or agent of any of the foregoing is at any time requested or required to disclose any confidential or proprietary information supplied to it in connection with the transactions contemplated hereby, Purchaser agrees to provide Seller with prompt notice of such request(s) so that Seller may seek an appropriate protective order and/or waive Purchaser’s compliance with the terms of this Section 11.02. If Seller, any of its affiliates or any officer, director, employee or agent of any of the foregoing is at any time requested or required to disclose any confidential or proprietary information supplied to it in connection with the transactions contemplated hereby, Seller agrees to provide Purchaser with prompt notice of such request(s) so that Purchaser may seek an appropriate protective order and/or waive Seller’s compliance with the terms of this Section 11.02. Notwithstanding the terms of this Section 11.02, if, in the absence of a protective order or the receipt of a waiver hereunder, Purchaser or Seller is nonetheless, in the opinion of its counsel, compelled to disclose information concerning the other party to any tribunal or else stand liable for contempt or suffer other censure or penalty, Purchaser or Seller may disclose such information to such tribunal without liability hereunder. If the proposed acquisition is not consummated, each party agrees to promptly return to the other, immediately upon request, all confidential materials, and all copies thereof, which have been furnished to it in connection with the transactions contemplated hereby.

         Section 11.03 Broker’s Fees.

        Each party hereto represents and warrants to the other that it has made no agreement to pay any finder’s, agent’s, broker’s or originator’s fee arising out of or in connection with the subject matter of this Agreement, other than Seller’s agreement with Matrix Bancorp Trading. Seller shall be responsible for all fees due to Matrix Bancorp Trading. The parties hereto shall indemnify and hold each other harmless from and against any such obligation or liability and any expense incurred in investigating or defending (including reasonable attorneys’ fees) any claim based upon the other party’s actions in connection with such obligation.

         Section 11.04 Survival of Representations and Warranties.

        Each party hereto covenants and agrees that the representations and warranties in this Agreement, and in any document delivered or to be delivered pursuant hereto, shall survive the Transfer Date.

         Section 11.05 Notices.

        All notices, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when (i) delivered by hand, (ii) when received by the addressee, if sent by registered or certified mail, return receipt requested, postage prepaid or (iii) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested):

(a)	If to Seller, to:

Hibernia National Bank
11130 Industriplex Blvd.
Baton Rouge, Louisiana 70809
Attn: Paul M. Peters
         President

With a copy to:

Hibernia National Bank
11th Floor
225 Baronne Street
New Orleans, Louisiana 70112
Attention: Cathy E. Chessin

(b)	If to Purchaser, to:

CitiMortgage, Inc.
1000 Technology Drive, MS #303
O'Fallon, Missouri 63304
Attn: Christy Wildhaber
         Strategic Acquisitions

With a copy to:

CitiMortgage, Inc.
1000 Technology Drive, MS #140
O'Fallon, Missouri 63304
Attention: Office of the General Counsel

or to such other address as Purchaser or Seller shall have specified in writing to the other.

         Section 11.06 Waivers.

        Either Purchaser or Seller may, by written notice to the other:

(a)	Extend the time for the performance of any of the obligations or other transactions of the other; and

(b)	Waive compliance with or performance of any of the terms, conditions, covenants or obligations required to be complied with or performed by the other hereunder.

The waiver by Purchaser or Seller of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.

         Section 11.07 Entire Agreement; Amendment; Construction.

        This Agreement constitutes the entire agreement between the parties with respect to the sale of the Servicing and supersedes all prior agreements with respect thereto. This Agreement may be amended only in a written instrument signed by both Seller and Purchaser.

         Section 11.08 Binding Effect.

        This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and their successors and permitted assigns, any rights, obligations, remedies or liabilities.

         Section 11.09 Headings.

        Headings on the Articles and Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

         Section 11.10 Applicable Law.

        This Agreement and the Interim Servicing Agreement shall be construed in accordance with the laws of the State of New York.

         Section 11.11 Incorporation of Exhibits.

        The Exhibits attached hereto shall be incorporated herein and shall be understood to be a part hereof as though included in the body of this Agreement.

         Section 11.12 Counterparts.

        This Agreement may be executed in counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

         Section 11.13 Severability of Provisions.

        If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the rights of the parties hereto.

         Section 11.14 Public Announcement.

        No public release or statement concerning the subject matter of this Agreement shall be made by either party prior to the final Transfer Date without the express written consent and approval of the other party, which consent and approval shall not be unreasonably withheld or delayed. Nothing in this Section shall prevent either party, following notification to the other party, from making a legally required release or statement. For purposes of this section, releases or statements shall be sent by facsimile to: Cathy E. Chessin at (504) 533-5595 or to Jeffery L. Boyher at (636) 261-6519, as appropriate.

         Section 11.15 Assignment.

        Seller may not assign or subcontract all or any part of this Agreement, or any interest herein, without the prior written consent of Purchaser which shall not be unreasonably withheld or delayed. Purchaser may not assign all or any part of this Agreement, or any interest herein, without the prior written consent of Seller, which shall not be unreasonably withheld or delayed; provided, however, that this Agreement and all rights, obligations and responsibilities hereunder may be assigned by Purchaser, without consent of Seller, to any corporation or bank more than 50% of the voting stock of which is, directly or indirectly, owned by Citigroup, Inc. provided (i) such assignment does not relieve Purchaser of its obligations hereunder and (ii) the assignee specifically assumes Purchaser’s obligations hereunder.

        IN WITNESS WHEREOF, each of the undersigned parties to this Agreement has caused this Agreement to be duly executed in its corporate name by one of its duly authorized officers, all as of the date first above written.

HIBERNIA NATIONAL BANK
Seller

By:        /s/ Marsha M. Gassan
Name:  Marsha M. Gassan
Title:   Senior Executive Vice Presidnet
            and Chief Financial Officer

CITIMORTGAGE, INC.
Purchaser

By:       /s/ Bradley J. Brunts
Name: Bradley J. Brunts
Title:   Senior Vice President

LIST OF EXHIBITS
Exhibit A	Schedule of Mortgage Loans
Exhibit B-1	Estimated Purchase Price Computation Worksheet (Attachment: Delinquent Mortgage Loans as of September 27, 2004)
Exhibit B-2	Purchase Price Computation Worksheet (Attachments: B-2-I – Delinquent Mortgage Loans; B-2-II – Mortgage Loans 90 Days or More Past Due or in Bankruptcy, Foreclosure or Litigation as of the Transfer Date; B-2-III – Mortgage Loans Prepaid Prior to Close of Business December 29, 2004)

Exhibit C	Tape Specifications
Exhibit D	Mortgage Loan Documents
Exhibit E	Schedule of Servicing Information
Exhibit F	Additional Information/Documentation to be Delivered
Exhibit G	Optional Insurance Information
Exhibit H	Reporting/Remittance Responsibilities
Exhibit I	Interim Servicing Agreement
Exhibit J	Officer’s Certificate
Exhibit K	Power of Attorney
Exhibit L-1	Collateral/Custodial File Shipment
Exhibit L-2	Servicing File Shipment
Exhibit M	List of Private Investor Servicing Agreements